                                                                   EXHIBIT 10.35

                       SEPARATION OF EMPLOYMENT AGREEMENT
                               AND GENERAL RELEASE

         WHEREAS Lawrence D. Ellis ("Employee") has been employed by The
Med-Design Corporation or its subsidiary MDC Research Ltd. (together with The
Med-Design Corporation, the "Company"), and because Employee's employment with the Company will terminate effective June 2, 2006, Employee and the Company agree as follows:

         1. In consideration of the promises of the Company set forth in paragraph 4 below, Employee, and his or her heirs, executors and administrators, intending to be legally bound, hereby permanently and irrevocably agree to the termination of Employee's employment with the Company effective as of June 2,
2006 (the "Termination Date") and hereby REMISE, RELEASE and FOREVER DISCHARGE the Company and any individual or organization related to the Company and against whom or which Employee could assert a claim, including any and all subsidiaries and affiliates, and their officers, directors, shareholders, partners, employees and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter referred to collectively as
"Releasees"), of and from any and all causes of action, suits, debts, claims and demands whatsoever, which he had, has, or may have against Releasees up until the date of his execution of this Separation of Employment Agreement and General
Release (this "Agreement"), other than the Release Exclusions (as defined below). Particularly, but without limitation, Employee so releases all claims relating in any way to his employment or the termination of his employment relationship with the Company, including without limitation claims under the
Pennsylvania Human Relations Act, 43 P.S. ss. 951 et seq., California Fair
Employment and Housing Act, the California Labor Code, Title VII of the Civil
Rights Act of 1964, as amended, ss. 42 U.S.C. 2000e et seq., the Americans with
Disabilities Act, 42 U.S.C. ss. 12101 et seq., the Employee Retirement Income
Security Act 29 U.S.C. ss. 1001 et seq., the Age Discrimination in Employment
Act, as amended 29 U.S.C. ss. 621 et seq. (the "ADEA"), any common law claims and all claims for counsel fees and costs. Employee agrees and covenants that should any other person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, up to and including the date of this release, Employee will not seek or accept any personal relief in such civil action, suit or legal proceeding. This release does not give up
Employee's rights, if any, to claims that Employee has or may have relating to the payments and benefits Employee is entitled to receive under paragraph 4 below.

         2. Employee shall promptly take all steps necessary to dismiss with prejudice any and all pending complaints, charges and grievances against the
Company or Releasees, regardless of whether they are or have been filed internally or externally. [Employee also agrees that the payment in Paragraph 3 is in full satisfaction of any liability or obligation to Employee under the
Employment Agreement, dated as of June 2, 2006, between the Company and
Employee].

         3. For the purposes of implementing a full and complete release and discharge of claims, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, suspected or unsuspected, and that this Agreement contemplates the extinction of all such claims, including claims for attorney's fees. Employee expressly waives any right to assert after the execution of this Agreement that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of the Agreement. Employee expressly waives any and all rights and benefits conferred upon Employee by the provisions of Section 1542 of the
Civil Code of California which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         4. In full consideration of Employee's execution of this Agreement, and his or her agreement to be legally bound by its terms, the Company will provide
Employee with the following consideration, to which Employee acknowledges he or she would not otherwise be entitled:

                  (a) Employee shall receive a severance benefits in accordance with his employment contract, which shall be paid in a lump sum after the expiration of the revocation period for the Release.

         Employee understands and expressly agrees that the payment under paragraph (a) above is expressly contingent on Employee's continued employment through the Termination Date.

         Except as set forth in this Agreement, it is expressly agreed and understood that Releasees do not have, and will not have, any obligation to provide Employee at any time in the future with any payments, benefits or considerations other than those recited in this paragraph, or those required by law, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms. Notwithstanding the foregoing, and notwithstanding the execution of this Agreement, Employee shall be entitled to receive payments for any unpaid salary and any accrued vacation time and sick leave owed to Employee through the Termination Date.

         5. The parties acknowledge that the performance of the promises of each are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth in this Agreement.

         6. Employee hereby agrees and recognizes that, as of his or her
Termination Date, Employee's employment relationship with the Company or
Releasees will be permanently and irrevocably severed and that Employee will not apply for a position with the Company or its affiliates and Employee waives his or her right to be hired or rehired in the future by the Company and any of its affiliates.

         7. Employee agrees and acknowledges that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Releasees.

         8. Employee agrees, covenants and promises that Employee will not communicate or disclose the terms of this Agreement to any persons with the exception of members of Employee's immediate family and Employee's attorney and financial advisor, except as required by law. Employee further agrees to refrain from using or disclosing for the benefit of any person, business or entity other than the Company, any confidential information relating to the Company's business, which includes but is not limited to information relating to the
Company's employees, processors, suppliers, customers, services, plans, marketing studies or analyses, and financial or business affairs. Employee represents that any and all documents containing such confidential information will be returned to the Company upon termination of employment.

         9. This Agreement, and the provisions of the Employment Agreement that survive Employee's termination of employment, constitute the complete and entire understanding between the parties, and supersede any and all prior agreements and understandings between the parties to the extent they are inconsistent with this Agreement.

         10. Employee hereby certifies that Employee has read the terms of this
Agreement, that Employee has been advised by the Company to consult with an attorney of his or her own choice prior to executing this Agreement, that
Employee has had an opportunity to do so, and that Employee understands this
Agreement's terms and effects. Employee further certifies that neither Releasees nor any representative of Releasees has made any representations to Employee concerning this Agreement other than those contained herein.

         11. Employee acknowledges that Employee has been informed that: (i)
this Agreement includes a waiver of claims under the ADEA; (ii) that Employee has the right to consider this Agreement for a period of 21 days (although
Employee may choose voluntarily to execute this Agreement earlier); (iii) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Agreement is executed; and (iv) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by Employee, provided that the Company has also executed this Agreement by that date. Employee also understands that he or she has the right to revoke this Agreement for a period of seven days following his execution of this Agreement by giving written notice to the Company in care of Lawrence D. Ellis.

         12. Employee acknowledges and agrees that Employee has no equity ownership interest in the Company or any of its affiliates other than the equity ownership interest listed on an Schedule 1 attached hereto.

         13. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable.

         14. The provisions of this Agreement shall be governed by the laws of
California, without regard to any choice of law provisions.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement on the dates indicated below.

WITNESS: ______________________                       /s/ Lawrence Ellis
                                                     Lawrence Ellis
                                                     Date: 5/17/06

                                                     THE MED-DESIGN CORPORATION

WITNESS: ______________________                       /s/ David R. Dowsett
                                                     David R. Dowsett
                                                     Date: 5/17/06

                                                     MDC RESEARCH LTD.

WITNESS: ______________________                      ________________

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